Exhibit 99.1

Solera Holdings, Inc. to Acquire Explore Information Services, LLC; Acquisition Will Extend Core Offerings in North America Into Re-Underwriting Data Services

Dallas, April 25 /PRNewswire-FirstCall/ — Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today announced that it has signed a definitive agreement (the “Agreement”) to purchase 100% of the membership interests of Explore Information Services, LLC (“Explore”), a leading U.S. provider of innovative data and analytics services used by automotive property and casualty (“P&C”) insurers. Explore’s driver violation reporting services deliver cost-effective information to P&C insurers allowing them to increase premiums when re-underwriting automotive insurance policies. Explore’s high-value, subscription-based products employ proprietary processes that aggregate, standardize and match data gathered from 42 state governments. Explore’s services are utilized by 130 U.S. P&C insurers, including 14 of the top 20 U.S. P&C insurers.

By acquiring Explore, Solera will fuel its expansion into the re-underwriting and analytics products and services for the P&C insurance industry. These applications are often used by customers before and after their use of Solera’s core partial loss solutions. Explore’s products will also allow Solera to offer solutions to its P&C insurance customers that can help them actively manage risk during the full life cycle of a policy, which can improve their ability to capture lost premiums. Explore’s current offerings are focused on the North American P&C insurance market.

Under the terms of the Agreement, Solera will purchase 100% of Explore’s outstanding membership interests at closing for approximately $520 million. The entire purchase price will be paid in cash. The structure of the transaction will result in a 15-year tax benefit to Solera with an estimated present value of approximately $120 million. Explore’s revenue for the twelve months ended December 31, 2010 was $76.8 million. After adjusting for the estimated value of the tax benefit, the purchase price represents a multiple of 11.8x Explore’s Adjusted EBITDA of $33.9 million for the twelve months ended December 31, 2010. The transaction is subject to certain conditions to closing and is expected to close in the first quarter of Solera’s fiscal year ending June 30, 2012. Solera expects the acquisition to add approximately $0.15 - $0.17 to its fiscal year 2012 Adjusted Net Income per diluted common share.

Solera will announce Explore’s financial results for the period ended March 31, 2011 after they become available.

Simultaneously with the execution of the Agreement, Solera and one of its indirect subsidiaries entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA and BofA Merrill Lynch (together, the “Bridge Providers”). The Commitment Letter provides that, subject to certain customary terms and conditions, the Bridge Providers will provide senior unsecured bridge loans in an aggregate principal amount of $350 million (the “Bridge Facilities”) to backstop a portion of the acquisition purchase price payment obligation upon consummation of the acquisition. Solera will pay certain customary fees and expenses in connection therewith. To the extent funded, the agreement governing the Bridge Facilities will subject the registrant and certain of its subsidiaries to customary terms and covenants and will be subject to customary events of default. The registrant or one of its subsidiaries may issue senior notes, bank loans or other debt in lieu of all or a portion of the Bridge Facilities.

“Our acquisition of Explore is a solid hit within our MMC (management, margin, core) acquisition discipline and is very accretive to our HEMI initiative. In addition, the acquisition is consistent with our long-term strategy of leveraging our core solutions to expand into underwriting, re-underwriting, analytics and high-value decision support software that help our clients better manage active risk. A few of the many benefits of the Explore acquisition are its proven products, its great team that lines up nicely with the Solera culture and our shared focus on creating high ROI software solutions. This acquisition is an effective deployment of capital and accretive to Solera’s current mission of $1 billion in revenue and $450 million in Adjusted EBITDA by fiscal year 2014,” said Tony Aquila, Solera’s Founder, Chairman and Chief Executive Officer.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ and Market Scan in the Netherlands, HPI in the United Kingdom, Hollander serving the North American recycling market, AUTOonline providing salvage disposition in a number of European and Latin American countries, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted common share. We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted common share are useful to investors in providing information regarding our operating results. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted common share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted common share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted common share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, net income per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted common share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted common share as supplemental information.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to Solera Holdings, Inc., excluding (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) restructuring charges, asset impairments, and other costs associated with exit or disposal activities, (vi) other (income) expense, net and (vii) acquisition and related costs. Acquisition and related costs include legal and professional fees and other transaction costs associated with completed and contemplated business combinations and asset acquisitions, costs associated with integrating acquired businesses, including costs incurred to eliminate workforce redundancies and for product rebranding, and other charges incurred as a direct result of our acquisition efforts. These other charges include changes to the fair value of contingent purchase consideration, acquired assets and assumed liabilities subsequent to the completion of the purchase price allocation, purchase price that is deemed to be compensatory in nature and gains and losses resulting from the settlement of a pre-existing contractual relationship with an acquiree.

Adjusted Net Income is a non-GAAP financial measure that represents GAAP net income attributable to Solera Holdings, Inc., excluding (i) provision for income taxes, (ii) amortization of acquired intangible assets, (iii) stock-based compensation expense, (iv) restructuring charges, asset impairments, and other costs associated with exit or disposal activities, (v) other (income) expense, excluding interest income and (vi) acquisition and related costs. From this amount, we subtract an assumed provision for income taxes to arrive at Adjusted Net Income. We assume a 28% tax rate as an approximation of our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, tax credits, tax deductible goodwill and amortization, and certain holding companies in low tax-rate jurisdictions.

Adjusted Net Income per diluted common share is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income attributable to Solera Holdings, Inc. per diluted common share.

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about: future tax benefits resulting from our acquisition of Explore; the funding of the Explore acquisition purchase price; the impact of the acquisition on our fiscal year 2012 Adjusted Net Income per diluted share; the value and benefits of Explore’s products and services; the impact of the acquisition on our growth; the expansion of our product offerings and the expected value of such offerings; and Explore’s expected contribution to our goal of achieving $1 billion in revenue and $450 million in Adjusted EBITDA. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent to transactions of this nature, Explore’s business and our business, including, without limitation: we may not complete our acquisition of Explore; the failure to realize the expected benefits from our acquisition of Explore; our inability to successfully integrate Explore’s business, including Explore’s existing employees, infrastructure and service offerings, with our existing business at reasonable cost, or at all; our inability to realize the expected tax benefits from the acquisition as a result of, for example, changes in U.S. corporate income tax rates or our profitability; our inability to finance the acquisition purchase price at our expected cost, or at all, and the possible reduction in our cash balance or increase in outstanding revolving debt after payment of the acquisition purchase price; use of cash to service our debt and effects on our business of restrictive covenants in our debt facilities; our ability to obtain additional financing as necessary to support our operations; reliance on a limited number of customers for a substantial portion of Explore’s and Solera’s revenues; Explore’s and Solera’s reliance on third-party information for its products and services; impacts on our business of any restructuring or severance charges in future periods; effects of system failures, security breaches or regulatory violations on Explore’s and Solera’s business and reputation; and risks related to business expansion beyond our core products and services. For a discussion of these and other factors that could impact our business, operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2010. We are under no obligation to (and specifically disclaim any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE Solera Holdings, Inc.

Investors, Kamal Hamid of Solera Holdings, Inc., +1-858-946-1676, kamal.hamid@solerainc.com